Exhibit 99.1

DeVry Inc. Announces Record First-Quarter Results

OAKBROOK TERRACE, Ill.--(BUSINESS WIRE)--October 27, 2009--DeVry Inc. (NYSE:DV), a global provider of educational services, today reported financial results for its fiscal 2010 first-quarter ended September 30, 2009. DeVry also reported enrollment results at Ross University and Fanor, and graduate coursetakers at DeVry University. DeVry’s continued execution of its growth and diversification strategy and its focus on academic quality produced the following financial results:

Three Months Ended September 30, 2009:

  Revenues increased 42 percent to a record $431 million.
  Operating income increased 70 percent to $79.4 million.
  Net income increased 57 percent to $54.7 million.
  Diluted earnings per share increased 58 percent to $0.76.

“Our financial results this quarter were driven largely by exceptional revenue growth,” said Daniel Hamburger, DeVry’s president and chief executive officer. “Our institutions continue to experience strong enrollment and student retention, as evidenced by our results at Keller, Ross and Fanor. These financial results provide the resources for us to continue to make investments that enhance academic quality, improve student services, and expand access to education.”

Business Highlights

Business, Technology, and Management Segment

DeVry University

For the September 2009 session, total graduate coursetakers at DeVry University including its Keller Graduate School of Management, increased 15.2 percent to a record 20,496 versus 17,799 for the same period in 2008. DeVry University’s fall 2009 undergraduate enrollment and November session graduate enrollment will be reported on Dec. 8, 2009.

DeVry University launched a new campaign to increase awareness of the re-organization of its academic degree programs into five distinct colleges. The multimedia campaign began running in September and will continue to run throughout the rest of the fiscal year. Consistent with its real estate optimization strategy, DeVry University announced plans to co-locate its Jacksonville, Fla., campus with Chamberlain College of Nursing by the end of the second quarter.

Medical and Healthcare Segment

Ross University

In the 2009 September term, new students increased 9.5 percent to 666, compared to 608 students last year. Total students increased 9.1 percent to 4,601 compared to 4,219 students in the same term last year. Ross University continues to make investments in its facilities, clinical affiliations, and student services to respond to continued strong demand for medical and veterinary medical education.

Chamberlain College of Nursing

In an articulation agreement with Keller Graduate School of Management, Chamberlain will launch a program where graduates of Chamberlain’s Master of Science in Nursing (MSN) program will receive course credits toward obtaining a Master of Business Administration (MBA) degree from Keller.

Chamberlain also announced plans to co-locate its campus with DeVry University in Crystal City, Va., and Chicago, and is targeting openings of those locations in summer 2010, pending approvals.

Apollo College/Western Career College (U.S. Education)

Apollo College and Western Career College launched their first ever online degree programs this September. Apollo College launched two online bachelor’s degree completion programs, and Western Career College launched four online associate degree programs. In addition, Apollo College opened its new campus in Reno, Nev., with a registered nursing degree program.

Professional Education Segment

Becker Professional Education

The Professional Education segment continued to be affected negatively by the impact of the soft economy and slowdown in hiring within the accounting and finance professions. Although conditions are not expected to materially improve throughout 2010, Becker Professional Education remains well-positioned for long-term growth. Becker’s CPA line of products continues to be a valued resource for key accounting firms, and its Stalla Review for CFA® Exams division now has affiliations with 15 of the top 20 CFA societies around the world.

Other Educational Services Segment

Advanced Academics

During the quarter, Advanced Academics (AAI) further expanded its presence in key states, such as California, where it established its first service contract with a charter school in Sonoma. In addition, it signed contracts to provide online educational content to 10 new school districts in five states across the country.

Fanor

For the September 2009 term, new students increased 13.6 percent to 2,151, compared to 1,893 students last year. Total students increased 10.6 percent to 11,532 compared to 10,424 students in the same term last year. Fanor continues to expand its curriculum and has received approval to launch a psychology degree program at its Fortaleza campus beginning next semester.

Balance Sheet/Cash Flow

For the first quarter, DeVry generated $177.2 million of operating cash flow, driven by the continuation of strong operating results and working capital management. As of September 30, 2009, cash, marketable securities and investment balances totaled $340.5 million and outstanding borrowings were $104.8 million.

Share Repurchase Plan

During the quarter, DeVry repurchased approximately 235,000 shares of its common stock at a cost of approximately $11.7 million. As of Sept. 30, 2009, DeVry had repurchased more than $45 million of its $50 million program at an average cost of $48.12 per share, and expects to complete the current share repurchase program more than a year in advance of the authorization period.

Conclusion

“Fiscal 2010 is off to a solid start and we are confident that this will be another strong year for us,” said Hamburger. “DeVry will continue to focus on the development of quality programs and services for our students and on opportunities to leverage synergies across our institutions for future growth.”

Conference Call and Webcast Information

DeVry will host a conference call on Oct. 27, 2009, at 3:30 p.m. Central Daylight Time (4:30 p.m. Eastern Daylight Time) to discuss its fiscal 2010 first-quarter results. The conference call will be led by Daniel Hamburger, president and chief executive officer, and Rick Gunst, chief financial officer.

For those wishing to participate by telephone, dial (866) 383-8003 (domestic) or (617) 597-5330 (international). DeVry will also broadcast the conference call live via the Internet. Interested parties may access the webcast through the Investor Relations section of the company's Web site, or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=93880&eventID=2064148. (Because of its length, this URL may need to copied and pasted into your Internet browser’s address field. Remove the extra space if one exists.) Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry will archive a telephone replay of the call until Nov. 10, 2009. To access the replay, dial (888) 286-8010 (domestic) or (617) 801-6888 (international), passcode: 64497249. To access the Webcast replay, please visit DeVry’s Web site.

About DeVry Inc.

DeVry Inc. (NYSE: DV, member S&P 500 Index) is the parent organization of DeVry University, Advanced Academics, Ross University, Chamberlain College of Nursing, Apollo College, Western Career College, Becker Professional Education, and Fanor. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, healthcare technology, business and management. Advanced Academics provides education to middle and high school students and school districts in the U.S. Ross University offers doctoral degree programs through its schools of Medicine and Veterinary Medicine. Chamberlain College of Nursing offers associate, bachelor's, and master’s degree programs in nursing. Apollo College and Western Career College prepare students for careers in healthcare through certificate, associate and bachelor’s degree programs. Becker Professional Education is a global leader in professional education serving the accounting, finance and project management professions. Based in Brazil, Fanor offers degree programs in business management, law and engineering through its four schools: Faculdades Nordeste, Faculdade Ruy Barbosa, Faculdade FTE and ÁREA1. For more information, visit http://www.devryinc.com.

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in the Company's most recent Annual Report on Form 10-K for the year ending June 30, 2009 and filed with the Securities and Exchange Commission on August 26, 2009.

Selected Operating Data (in thousands, except per share data)

	First Quarter
	FY 2010	FY 2009	Change
Revenues	$431,110	$303,717	+41.9%
Operating Income	$79,385	$46,812	+69.6%
Net Income	$54,727	$34,830	+57.1%
Earnings per Share (diluted)	$0.76	$0.48	+58.3%
Number of common shares (diluted)	72,141	72,560	-0.6%

September 2009 Enrollment Results

	September 2009	September 2008	Change
DeVry University, including Keller Graduate School of Management
Graduate coursetakers (1)(2)	20,496	17,799	+15.2%

Ross University
New students	666	608	+9.5%
Total students	4,601	4,219	+9.1%

Fanor
New students	2,151	1,893	+13.6%
Total students	11,532	10,424	+10.6%
Graduate Employment Statistics	Period	Percent Employed [3]	Average Salary
DeVry University (Undergraduate)(3)	Jun 08-Oct 08-Feb 09	88.8%	$45,364

1 Includes both onsite and online students

2 The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers.

3 Three-term average; includes graduates of associate and bachelor’s degree programs

Chart 1: DeVry Inc. 2009 and 2010 Announcements & Events

November 11, 2009	DeVry Inc. Annual Shareholder’s Meeting
November 16-17, 2009	DeVry Education Day; Phoenix, AZ
December 8, 2009	Most recent enrollment results; press release, no conference call
DeVry University (Undergraduate and Graduate) Chamberlain College of Nursing Apollo College and Western Career College (U.S. Education)
January 26, 2010	Fiscal 2010 Second Quarter Earnings
April 22, 2010	Fiscal 2010 Third Quarter Earnings and Spring Enrollment
DeVry University (Undergraduate and Graduate) Chamberlain College of Nursing Ross University Apollo College and Western Career College (U.S. Education) Fanor
August 12, 2010	Fiscal 2010 Year-End Earnings and Summer Enrollment
DeVry University, (Undergraduate and Graduate) Chamberlain College of Nursing Ross University Apollo College and Western Career College (U.S. Education)
October 26, 2010	Fiscal 2011 First Quarter Earnings and Enrollment
DeVry University (graduate) Ross University Fanor
December 9, 2010	Most recent enrollment results; press release, no conference call
DeVry University (Undergraduate and Graduate) Chamberlain College of Nursing Apollo College and Western Career College (U.S. Education)

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	September 30,	June 30,	September 30,
	2009	2009	2008

ASSETS

Current Assets

Cash and Cash Equivalents	$ 279,243	$ 165,202	$ 183,059
Marketable Securities and Investments	61,253	60,174	2,136
Restricted Cash	10,907	5,339	8,564
Accounts Receivable, Net	156,973	104,413	154,654
Deferred Income Taxes, Net	20,223	21,562	15,635
Prepaid Expenses and Other	32,602	28,756	28,279

Total Current Assets	561,201	385,446	392,327

Land, Buildings and Equipment

Land	53,973	53,694	51,193
Buildings	255,645	250,542	231,812
Equipment	339,793	328,637	288,731
Construction In Progress	14,124	10,587	5,536

	663,535	643,460	577,272

Accumulated Depreciation and Amortization	(340,158)	(335,889)	(316,624)

Land, Buildings and Equipment, Net	323,377	307,571	260,648

Other Assets

Intangible Assets, Net	201,328	203,195	140,632
Goodwill	514,448	512,568	523,395
Perkins Program Fund, Net	13,450	13,450	13,450
Investments	-	-	57,128
Other Assets	14,674	12,069	11,176

Total Other Assets	743,900	741,282	745,781

TOTAL ASSETS	$ 1,628,478	$ 1,434,299	$ 1,398,756

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	September 30,	June 30,	September 30,
	2009	2009	2008

LIABILITIES

Current Liabilities

Current Portion of Debt	$ 104,841	$ 104,811	$ 145,876
Accounts Payable	86,642	71,564	81,153
Accrued Salaries, Wages and Benefits	56,726	74,174	43,786
Accrued Expenses	63,440	39,162	42,966
Advance Tuition Payments	26,661	27,642	19,964
Deferred Tuition Revenue	217,874	74,664	173,953

Total Current Liabilities	556,184	392,017	507,698

Non-Current Liabilities

Revolving Loan	-	20,000	20,000
Deferred Income Taxes, Net	51,366	51,895	33,526
Deferred Rent and Other	38,909	40,257	29,342

Total Non-current Liabilities	90,275	112,152	82,868

TOTAL LIABILITIES	646,459	504,169	590,566

NON-CONTROLLING INTEREST	3,739	3,188	-

SHAREHOLDERS' EQUITY

Common Stock, $0.01 par value, 200,000,000 Shares Authorized;
71,067,000, 71,233,000 and 71,484,000 Shares issued
and outstanding at September 30, 2009, June 30, 2009
and September 30, 2008, respectively.	729	729	725
Additional Paid-in Capital	201,935	197,096	174,236
Retained Earnings	845,686	791,677	672,331
Accumulated Other Comprehensive Income (Loss)	11,131	7,157	(2,557)
Treasury Stock, at Cost (1,894,000, 1,663,000 and 969,000
Shares, Respectively)	(81,201)	(69,717)	(36,545)

TOTAL SHAREHOLDERS' EQUITY	978,280	926,942	808,190

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 1,628,478	$ 1,434,299	$ 1,398,756

DEVRY INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except for Per Share Amounts)
(Unaudited)
PRELIMINARY

	For The Quarter
	Ended September 30,

	2009	2008

REVENUES:
Tuition	$ 401,371	$ 279,127
Other Educational	29,739	24,590

Total Revenues	431,110	303,717

OPERATING COSTS AND EXPENSES:
Cost of Educational Services	196,483	139,613
Student Services and Administrative Expense	155,242	117,292

Total Operating Costs and Expenses	351,725	256,905

Operating Income	79,385	46,812

INTEREST AND OTHER (EXPENSE) INCOME:
Interest Income	500	2,142
Interest Expense	(422)	(353)
Net Investment Gain	831	-

Net Interest and Other (Expense) Income	909	1,789

Income Before Income Taxes	80,294	48,601

Income Tax Provision	25,723	13,771

NET INCOME	54,571	34,830

Add: Net Loss Attributable to Noncontrolling Interest	156	-

NET INCOME ATTRIBUTABLE TO DEVRY INC.	$ 54,727	$ 34,830

EARNINGS PER COMMON SHARE ATTRIBUTABLE
TO DEVRY INC. SHAREHOLDERS
Basic	$ 0.77	$ 0.49
Diluted	$ 0.76	$ 0.48

DEVRY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY
	For The Three Months
	Ended September 30,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$54,571	$34,830
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:

Stock-Based Compensation Charge	3,622	3,110
Depreciation	11,993	8,825
Amortization	3,959	952
Provision for Refunds and Uncollectible Accounts	23,779	15,985
Deferred Income Taxes	581	(923)
Loss on Disposals of Land, Buildings and Equipment	331	24
Unrealized Net Gain on Investments	(831)	-
Changes in Assets and Liabilities, Net of Effects from
Acquisitions of Businesses:
Restricted Cash	(5,560)	(4,313)
Accounts Receivable	(75,885)	(86,442)
Prepaid Expenses And Other	(8,733)	5,835
Accounts Payable	15,054	9,091
Accrued Salaries, Wages, Expenses and Benefits	12,173	2,706
Advance Tuition Payments	(1,058)	(1,826)
Deferred Tuition Revenue	143,210	108,964

NET CASH PROVIDED BY OPERATING ACTIVITIES	177,206	96,818

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(26,482)	(10,638)
Payments for Purchases of Businesses, Net of Cash Acquired	-	(286,254)
Marketable Securities Purchased	(12)	(13)
Other	(7)	-

NET CASH USED IN INVESTING ACTIVITIES	(26,501)	(296,905)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	1,148	2,078
Proceeds from Stock issued Under Employee Stock Purchase Plan	238	1,340
Repurchase of Common Stock for Treasury	(11,653)	-
Cash Dividends Paid	(5,716)	(4,282)
Excess Tax Benefit from Stock-Based Payments	139	420
Borrowings Under Revolving Credit Facility	40,000	120,000
Repayments Under Revolving Credit Facility	(60,000)	-
Borrowings Under Collateralized Line of Credit	91	45,876
Repayments Under Collateralized Line of Credit	(61)	-

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(35,814)	165,432

Effects of Exchange Rate Differences	(850)	515

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	114,041	(34,140)

Cash and Cash Equivalents at Beginning of Year	165,202	217,199

Cash and Cash Equivalents at End of Year	$279,243	$183,059

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid (Refunded) During the Period for:
Interest	$269	$51
Income Taxes, Net	716	(6,868)

Non-cash Investing Activity:
Accretion of Noncontrolling Interest Put Option	707	-

DEVRY INC.
SEGMENT INFORMATION
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	For The Quarter
	Ended September 30,
			Increase
	2009	2008	(Decrease)
REVENUES:
Business, Technology and Management	$ 283,506	$ 228,747	23.9%
Medical and Healthcare	117,158	53,278	119.9%
Professional Education	19,161	19,759	-3.0%
Other Educational Services	11,285	1,933	483.8%

Total Consolidated Revenues	431,110	303,717	41.9%

OPERATING INCOME:
Business, Technology and Management	56,079	27,003	107.7%
Medical and Healthcare	27,139	15,351	76.8%
Professional Education	6,444	7,723	-16.6%
Other Educational Services	(6,522)	(1,715)	280.3%
Reconciling Items:
Amortization Expense	(3,914)	(916)	327.3%
Depreciation and Other Corporate	159	(634)	NM

Total Consolidated Operating Income	79,385	46,812	69.6%

INTEREST AND OTHER (EXPENSE) INCOME:
Interest Income	500	2,142	-76.7%
Interest Expense	(422)	(353)	19.5%
Net Investment Gain	831	-	NM

Net Interest and Other (Expense) Income	909	1,789	-49.2%

Total Consolidated Income before Income Taxes	$ 80,294	$ 48,601	65.2%

The following table displays the pro forma results of operations for the Medical and
Healthcare segment as if U.S. Education was a part of the Company's business for the entire three month periods ended September 30, 2009 and 2008. This non-GAAP disclosure of operating results is not preferable to GAAP disclosure but is shown as a supplement to such disclosure to aid comparability between the quarters.

	For The Quarter
	Ended September 30,

	2009	2008	Increase

Medical and Healthcare Revenue as Reported	$117,158	$53,278	119.9%
U.S. Education Revenue (1)	-	35,907	NM
Pro forma Medical and Healthcare Revenue	$117,158	$89,185	31.4%

Medical and Healthcare Operating Income as Reported	$27,139	$15,351	76.8%
U.S. Education Operating Income as Adjusted (1) (2)	-	5,350	NM
Pro forma Medical and Healthcare Operating Income	$27,139	$20,701	31.1%
(1) For the portion of the period not owned by DeVry. U.S. Education, which was acquired on
September 18, 2008, contributed $47.1 million of revenue growth in the first quarter ended
September 30, 2009.

(2) Adjusted for non-recurring acquisition related charges along with an allocation of corporate charges in the first quarter ended September 30, 2008.

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates
jbates@devry.com
(630) 574-1949
or
Media Contact:
Larry Larsen
llarsen@sardverb.com
(312) 895-4717